Exhibit 99.1

Vishay Announces Intention to Spin Off Measurements and Foil Resistor Businesses to Stockholders

MALVERN, Pa.--(BUSINESS WIRE)--October 27, 2009--Vishay Intertechnology, Inc. (“Vishay”) (NYSE:VSH) today announced that it intends to spin-off its measurements and foil resistor businesses into an independent, publicly-traded company to be named Vishay Precision Group, Inc. The spin-off is expected to take the form of a tax-free stock dividend to Vishay’s stockholders and it is anticipated that holders of Vishay common stock will receive common stock of Vishay Precision Group and holders of Vishay Class B common stock will receive Class B common stock of Vishay Precision Group. Vishay has not yet finalized details of the spin-off.

Vishay’s Board, assisted by independent financial and legal advisors, believes that Vishay Precision Group will have enhanced potential as a stand-alone company as it is not a core component of Vishay’s overall operations, in terms of products, technology, manufacturing processes, markets and customers.

The spin-off would enable the management teams of both companies to better focus on the unique issues facing their respective businesses and permit each company to pursue its own business plan, resource allocation and growth strategies, as well as attract the best personnel through compensation that is more closely tied to the performance of each company. If the spin-off is completed, Vishay is expected to be a more competitive, pure-play discrete electronic components company.

"The separation of our measurements and foil resistor businesses into a stand-alone, publicly-traded company is a natural evolution for Vishay,” said Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay. “With this separation, Vishay Precision Group will have more autonomy and flexibility to allocate resources for its future growth, and investors will have better clarity into the financial, market and business dynamics of the measurements and foil resistor businesses, which have not been fully realized as part of the larger Vishay organization. Upon completion of this transaction, Vishay will strengthen its focus on growing its core businesses and pursuing its strategic plan to strengthen its position as a global technology leader in discrete semiconductors and passive components to the benefit of all stakeholders.”

VISHAY PRECISION GROUP

Vishay Precision Group, a leading designer, manufacturer and marketer of sensors, ultra precision foil resistors, weighing modules, and weighing systems for a wide variety of applications, generated approximately $179 million in net revenue during the twelve fiscal months ended September 26, 2009. Following the spin-off, Vishay Precision Group will encompass Vishay’s measurements and foil resistor businesses. Vishay Precision Group employs a strategy of “vertical product” integration, largely focused on designing, manufacturing, marketing installing and servicing precision measurement products and customized measurement systems. Its primary business strategy will be to focus on growing its weighing and process control systems business, including strain gages and associated instruments, ultra precision foil resistors and foil resistor current sensors, and promoting its sophisticated digital weighing modules.

Ziv Shoshani, currently Vishay’s Executive Vice President, Chief Operating Officer and Head of the Specialty Group, is expected to serve as President and Chief Executive Officer of Vishay Precision Group. He will step down from his position as Chief Operating Officer of Vishay on November 1, 2009. Marc Zandman, currently Vice Chairman of the Board and Chief Administration Officer of Vishay, is expected to also serve as non-executive Chairman of the Board of Vishay Precision Group. William M. Clancy, currently Vishay’s Senior Vice President, Corporate Controller and Secretary, is expected to step down from that position effective November 1, 2009 to focus on his new role as Chief Financial Officer of Vishay Precision Group. Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer of Vishay, is expected to also serve as an R&D consultant to Vishay Precision Group. Vishay Precision Group will be headquartered in the U.S.

VISHAY INTERTECHNOLOGY

Following completion of the spin-off, Vishay will be a pure-play discrete electronic components business comprised of semiconductors and passive components. These businesses generated approximately $1,832 million in net revenue during the twelve fiscal months ended September 26, 2009. Vishay will continue to be led by Dr. Gerald Paul, President and Chief Executive Officer, and nearly all of Vishay’s current management team will remain intact. Dr. Felix Zandman will continue to serve as Executive Chairman of the Board and Chief Technical and Business Development Officer. Marc Zandman will continue to serve as Vishay’s Vice Chairman of the Board and Chief Administration Officer.

Vishay’s Board and management team, in consultation with independent financial and legal advisors, are working on the requirements to finalize and execute the spin-off and expect the spin-off to occur in the second quarter of 2010. The spin-off will be subject to a number of conditions, including, among other things: final approval of Vishay’s Board of Directors, favorable market conditions, receipt of U.S. and Israeli tax rulings or opinions, compliance with applicable rules and regulations of the U.S. Securities and Exchange Commission (SEC) and other customary conditions.

J.P. Morgan is acting as financial adviser to Vishay. Kramer Levin Naftalis & Frankel LLP is acting as legal counsel to Vishay. Pepper Hamilton LLP is also acting as legal counsel to Vishay on various tax matters.

In a separate news release, Vishay today announced its results for the third quarter of 2009.

CONFERENCE CALL/WEBCAST

A conference call to discuss third quarter financial results and the potential spin-off of the measurements business is scheduled for Tuesday, October 27, 2009 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #31326515. There will be a replay of the conference call from 10:00 AM ET on Tuesday, October 27, 2009 through 11:59 PM ET on Sunday, November 1, 2009. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #31326515.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

ABOUT VISHAY

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

FORWARD LOOKING STATEMENTS

Certain statements contained in this release are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They include statements regarding the anticipated timing of the spin-off transaction and the anticipated effects and benefits of the transaction for both Vishay Intertechnology and Vishay Precision Group, in particular with respect to business plans and strategies, operating performance, resource allocation, personnel, market perception and shareholder value. These statements are based on current expectations only and are subject to uncertainties and assumptions. Actual plans, results, events and circumstances may vary materially from those anticipated. Factors that could cause such plans, results, events and circumstances to differ from the forward-looking statements include general economic and market conditions, satisfaction of the terms and conditions of the spin-off transaction, the timing for the completion of the transaction (and whether it will be completed), and factors that affect the business, operations, financial condition and prospects of Vishay Intertechnology and Vishay Precision Group generally, as set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 and other filings made with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Vishay expects that Vishay Precision Group will file with the SEC a registration statement on Form 10, which will contain important additional information about Vishay Precision Group and the spinoff. Investors are urged to review the information statement contained in the registration statement when it becomes available.

CONTACT:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President Corporate Communications
610-644-1300
or
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Andrea Priest
212-355-4449